Exhibit 99.1

TEAMING AGREEMENT

THIS TEAMING AGREEMENT (the “Agreement”) is made and entered into this 28th day of January 2013, by and between E-WASTE SYSTEMS, INC. 101 First St. #493, Los Altos, CA 94022 (“EWSI”), and Cinco Electronics, Inc., whose address is 2301 E. Saint Elmo Rd., Building 3 – Suite 200, Austin, Texas  78744 (“Cinco”), which together hereinafter are jointly referred to as the “Parties”.

RECITALS

WHEREAS, EWSI is executing a strategy of growth by acquisition; by organic business development; and by joint venture and as a result has a constantly growing network of high quality companies around the globe that it is working with, and

WHEREAS, both EWSI and Cinco have or may develop customer relations which may need servicing in locations where they do not presently operate and,

WHEREAS, both Parties desire to provide the operational support for these customer initiatives to the other Party, and

WHEREAS the Parties wish to engage each other to promote and to perform the services described under this Teaming Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1) Joint Cooperation
EWSI and Cinco have resolved to enter into this Teaming Agreement to process certain end of life electronics assets from their respective customers with the objective of providing the highest standards of recycling, refurbishing, and /or reselling of these assets, but only in keeping with the customer’s requirements, for either reuse or scrap.  No landfilling and no export of hazardous materials will be allowed.  All data will also be destroyed to satisfy customer requirements and to satisfy EWSI’s and Cinco’s own high-end standards.

2) Sole Brand
EWSI shall be the sole commercial brand deployed in the operation of services under this Agreement for its customers and Cinco shall be the sole commercial brand deployed for its customers.  All communication, correspondence and documentation shall be as directed by the Party which owns the customer relationship.

3) Principles
The Parties warrant to each other that they shall deploy the highest industry and ethical standards in execution of the contracted customer services, including but not limited to the following:  zero landfilling of any electronics or other waste; complete destruction of customer data; provision of certificates of destruction; resale of still usable electronics only with the consent of the customer; and prohibition of any improper or illegal exportation.  In addition, the Parties agree to be guided by, but may exceed and therefore not be limited to, the highest legal e-waste recycling standards in the world, generally accepted to be Europe’s WEEE Directive, as well as the principles of the R2 standards as recommended by the United States EPA.

4) Customer Relationship
The customers that will be served by the Parties belong solely to the original owner of the customer relationship.

5) Geography
The Parties are not limiting themselves to any sector or geography. It is contemplated that the Parties may choose to pursue opportunities elsewhere in the U. S. and abroad.

6) Management
Under this Agreement, each Party originating the customer relationship will be responsible for establishing, publishing and overseeing the operational standards, and the Parties will be jointly responsible for implementing the commercial aspects as directed by the customer and the originating Party, and for implementing and managing the technical aspects as directed by the originating Party, and will carefully identify the specific customer requirements (or statements of work), including, but not limited to;

i.	Removal
ii.	Labor
iii.	Trucking
iv.	Grading
v.	Parting
vi.	Refurbishment
vii.	Testing
viii.	Data destruction
ix.	Packaging
x.	Financing
xi.	Selling
xii.	Reporting to the customer
xiii.	Reporting to the other Party
xiv.	Environmental compliance, and
xv.	Providing for customer on-site inspections, tours etc of the facility, etc

7) Locations
Unless otherwise agreed upon by the Parties the work will be performed at Cinco’s facilities in Austin, TX or Grove City, OH or EWSI’s current location in Columbus, OH but may include any other agreed location which is under direct or sub-contractual control of either Party .  So long as this Agreement remains valid, the facility of either Party and any other subsequently deployed locations, may be identified as part of the combined network of both Parties via their websites and other public documents as either Party chooses.

8) Cost of Assets
For purposes of clarity, the Parties enter into this Agreement with the understanding that it will be generally receiving these assets for disposition at little or no cost to be paid to the customer(s), but that if the equipment contains enough high value at the end of the processing, that a portion of the net recovered value may be offered to the customer.  Final details regarding a particular customer transaction will address the applicable pricing and materials at issue, and further will specify the compensation and other financial arrangements between the Parties for that specific transaction.

9) Accounting
All revenue and associated costs of EWSI’s customers shall be consolidated into EWSI’s financial statements on a monthly basis.   All costs associated with each contract will be booked at cost, and gross profits after all direct costs of sales will be divided proportionately to the work being done between the Parties or as otherwise agreed.

10) Term & Termination
The term of this Teaming Agreement will initially be for 1 year, with a six-month review to ensure that the terms of this Agreement provide a fair reflection of the performance and rewards of each Party, and may be renewed for up to two further years, by mutual agreement.  In the event that the Parties enter into a Definitive Agreement as contemplated by the Letter of Intent between the Parties, this Agreement shall terminate, without penalty.  Either Party may elect to terminate the Agreement by giving notice to the other Party no later than 60 days prior to the end of any 12 month term following the date of this Agreement, without penalty.  Either Party may terminate this Agreement at any time for ”cause”, to be defined as material breach of this Agreement, gross misconduct, mal-feasance, moral or unethical dealings, or violation of any laws of any applicable jurisdiction.  In the event of termination, the Parties shall complete all contracted services and settle the financial matters between them in according to the terms of this Agreement.

11) Non-Circumvention
The customers served by this Agreement belong to the originating Party and neither Party shall do or take any action to circumvent the other or otherwise attempt to take away the business of the customer from the other Party.  Similarly, the Parties shall not do or take any action to hire away any employees of the other Party and shall not circumvent the other Party by selling any material sourced under this Agreement to any competing downstream sources.

12) Code of Business Conduct and Ethics and Governance
The Parties to this Agreement agree to abide by the published policies of EWSI, including but not limited to EWSI’s Code of Business Conduct and Ethics.  The Parties also agree to cooperate reasonably, at EWSI’s cost, in any relevant and required filings by EWSI with government agencies, including but not limited to the United States Securities and Exchange Commission.

13) Change of Control Provision

In the event that any Party to this Agreement sells a controlling interest of its company to a third party, that Party shall have the right to cease work on behalf of any customer until it becomes satisfied (or otherwise) with the new third party, at which time it may choose to carry on or terminate this Agreement without further notice.

14) Authority
The Parties warrant to each other that they have full authority to enter into this Agreement and agree to be bound by its terms.

15) No Strict Construction
The Parties confirm that there is no relevance to the order of listing of the terms of this Agreement and that if any single element of this Agreement is deemed invalid the other elements shall remain valid and in full force.

16) Governing Law
The laws governing this Agreement will be those of the state of Texas, USA.  In case of any dispute regarding this Agreement, the parties shall refer any disputes to and to agree to be bound by the findings of the American Arbitration Association.

The Parties hereby approve and accept these terms on the date shown below.

On Behalf of E-Waste Systems, Inc.	On Behalf of Cinco Electronics, Inc.

/s/ Martin Nielson	/s/ Rob King
Name: Martin Nielson	Name: Rob King
Title: Chief Executive Officer	Title: President
Date: 28 January, 2013	Date: 28 January, 2013